                                 EXHIBIT 10.22


                                   AGREEMENT


  This Agreement (the "Agreement") is made and entered into this 24th day of October, 1997 by, between and among K.T. Corp. and Kevin Trudeau (collectively, "Trudeau") and Nutrition For Life International, Inc., a Texas corporation ("NFLI").


                                   RECITALS


  A. NFLI is engaged in the sale of products designed primarily for health-conscious consumers through a network marketing system (the "Business").

  B. Trudeau is a key and exclusive distributor of NFLI. Trudeau and NFLI desire Trudeau to remain a key and exclusive distributor and to provide additional incentive and recognition for Trudeau.

  C. Trudeau's position as a key and exclusive distributor with NFLI has involved Trudeau directly and personally in the goodwill of NFLI and its Business, and has given Trudeau special access to and familiarity with the methods and confidential information of NFLI and its Business, including, but not limited, sales and marketing technologies and development, distributor organization and methods, technology, operating organization and methods, suppliers, inventories and distributor relationships.

  D. NFLI could be irreparably injured and the goodwill of the Business could be irreparably damaged if Trudeau were to enter into any business activity in competition with the Business, or use in such activity, any confidential information concerning NFLI

  NOW, THEREFORE, in consideration of the Recitals, and in consideration of the mutual covenants, representations and agreements set forth below, the parties hereto agree as follows:


                                   AGREEMENT


  1.  Definitions
      -----------

      For purposes of this Agreement, the following terms shall have the meanings indicated. All Articles and Section numbers used in this Agreement refer to Articles and Sections of this Agreement unless otherwise specifically described.

      1.01 "Affiliate of NFLI" means any entity controlling or controlled either directly or indirectly by or under common control with NFLI.

      1.02 "Competing Business" means the offer for sale of products, nutritional or otherwise, through a network or multilevel marketing system of marketing other than through NFLI
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or its Affiliates.

      1.03 "Confidential Information" means all material non-public information regarding NFLI, including but not limited to, marketing and other corporate plans, trade secrets and distributor lists. Confidential Information does not include information which is generally available to the public.

      1.04 "Entity" means a person, firm, partnership, corporation, or other business organization, entity or enterprise.

      1.05 "Geographical Area" means all of the United States, Canada, United Kingdom, Puerto Rico, Republic of Ireland, Philippines and any other country in which NFLI is conducting Business, it being specifically understood that in the event of any invalidity or unenforceability by reason of the Geographical Area, the provisions of Section 5.01 of this Agreement shall apply. If at any time NFLI and all Affiliates of NFLI, or any of their successors or assigns, ultimately discontinue and have no plans to carry on the Business in any part of the Geographical Area, then such part of the Geographical Area shall be deemed deleted from the definition of the Geographical Area after such time.

      1.06 "Non-Competition Period" means the Term of this Agreement and the period of one year beginning on the date of termination of this Agreement, irrespective of the reason for termination.

      1.07 "Term" means the period commencing upon approval of this Agreement by the Board of Directors of NFLI (which shall be acted upon no later than 15 days after execution of this Agreement by NFLI and Trudeau) and terminating eight years thereafter, unless earlier terminated as provided in Article 6 herein.


  2.  Status.
      ------

      2.01 Trudeau will waive his right, upon becoming a Presidential Platinum (which shall be based upon the current NFLI requirements), to any additional Presidential Platinum bonuses, specifically the 1%, 1/4%, 1/4% bonus, as well as the $3,500 car bonus, but will retain the right to receive all other compensation to which he is due, as well as the right to receive the Presidential Platinum pin and all other forms of recognition due to a Presidential Platinum distributor.

  3.  Bonuses.
      -------

      3.01 During the Term of this Agreement, Trudeau shall be entitled to receive 1% of the bonus value of all NFLI sales (the "Royalty") on a monthly basis, commencing with sales made in October, 1997, as well as a fee of $3,500 per month. These payments shall be made during the Term on the 20th day of each month, commencing November 20, 1997, for the immediate

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preceding month, payable to K.T. Corp. at an address specified by K.T. Corp.
Upon termination of this Agreement, the waiver of compensation set forth in
Section 2.01 shall cease to be effective and if K.T. Corp. has otherwise qualified to receive Presidential Platinum Bonuses (which shall be based upon the then current NFLI requirements), K.T. Corp. will thereafter receive all Presidential Platinum Bonuses as well as other remuneration from NFLI to which it is entitled commencing with the date of termination.


  4.  Covenants of Trudeau.
      --------------------

      4.01 Trudeau shall comply fully with the terms and conditions of NFLI's standard Distributor Agreement and Policies and Procedures and all other standards for distributors and executives of NFLI, as they may be revised or promulgated by NFLI, from time to time. Trudeau shall use his best efforts to ensure that all materials and program content used by him or at his direction, whether oral or written, are consistent with NFLI's policies and practices.

      4.02 Trudeau shall comply fully with the provisions of the Assurance of Voluntary Compliance entered into by NFLI with the Illinois Attorney General and similar agreements entered into by NFLI with the states of Florida, Hawaii, Idaho, Kansas, Kentucky, Michigan, Missouri, New Jersey and Pennsylvania, as applicable. Trudeau shall also comply fully with the agreements and decrees he individually entered into with the United States Post Office, Illinois Attorney General and Illinois Secretary of State and shall conduct his business activities in a lawful manner, in accordance with the highest degrees of integrity and professionalism and shall take no action or omit to take any action which would cause NFLI or himself to be subject to legal action or in jeopardy of legal action.

      4.03 Trudeau shall devote substantial effort to his position as a key distributor of NFLI and in otherwise advancing the Business of NFLI, including appearances at such events as reasonably requested by NFLI and the matters noted in Exhibit A to this Agreement. It is acknowledged that Trudeau does engage in significant other business activities and that no restriction shall be placed upon his other business activities, except as set forth in this Agreement.

      4.04 Trudeau recognizes and agrees that being a key distributor not only entitles him to substantial, additional compensation, but that there is honor and prestige accorded to this position in the Business of NFLI. Trudeau shall conduct himself in accord with this position, and shall act in a positive manner on behalf of NFLI, shall not make any derogatory statements regarding NFLI or its management or products, shall not act or omit to act in any manner which would undermine or otherwise damage the marketing network of NFLI, or cause embarrassment or humiliation to NFLI or its management.

      4.05 During the Non-Competition Period, Trudeau shall not anywhere in the Geographical Area, without the express and specific prior written consent of
NFLI:


            (a) directly or indirectly engage in, have an active interest in, or control any Competing Business, or

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            (b)  enter the employment of, continue in the employment of, or act as an agent or representative for or advisor or consultant to any Entity under circumstances where such employment or action has a significant connection with any Competing Business carried on (including, but not limited to, planning or development) by such Entity.

except that the holding of a non-controlling stock interest of other competitive companies, or rendering services to NFLI or an Affiliate of NFLI, shall not constitute a violation of this Section.

      4.06 Trudeau shall not at any time, without the express and specific prior written consent of NFLI, disclose any confidential information pertaining to the Business to any competitor or potential competitor of NFLI or the Business, and shall not divulge the distributor list of NFLI, or any portion thereof, for his own personal interests or for any purpose unrelated to the business of NFLI.

      4.07 During the Non-Competition Period, Trudeau shall not, without the express and specific prior written consent of NFLI:

            (a) request or advise any supplier or distributor of, or other Entity having business dealings with, NFLI, to withdraw, curtail or cancel such business or business dealings; or

            (b) induce or attempt to influence any individual who is an employee of NFLI at any time during the Non-Competition Period to terminate his or her employment by NFLI, or any Affiliate of NFLI, but nothing contained herein shall preclude Trudeau from hiring people who are no longer employed by NFLI at the time of their retention by Trudeau; or

            (c) join another multilevel marketing or network marketing company or recruit others to join in another multilevel or network marketing company; or

            (d) promote any product through another multilevel marketing or network marketing channel of distribution (although nothing contained herein shall preclude Trudeau from promoting any product through any other channel of distribution, including direct mail or infomercials, including products which are competitive with NFLI products). However, Trudeau may, with prior permission of NFLI, not to be unreasonably withheld, consult with or speak for other network marketing companies if the purpose of such consultation or speaking is to enhance the stature of NFLI or to benefit NFLI and NFLI's recruiting efforts; or

            (e) induce or attempt to influence any person who is a distributor of NFLI at any time during the Non-Competition Period to terminate his or her or its distributorship or become less active as a distributor with NFLI, or any Affiliate of

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      NFLI.


  5.  Enforcement
      -----------

      5.01 If the scope of any restriction contained in Article 4 of this Agreement is too broad to permit enforcement of such restriction to its full extent, then such restriction shall be enforced to the maximum extent permitted at law and in equity, and in that event, Trudeau hereby consents that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

      5.02 Trudeau hereby acknowledges and confirms that the Business extends at least throughout the Geographical Area, and that any activity prohibited by this Agreement by Trudeau at any place in the Geographical Area could cause irreparable injury to NFLI and/or any Affiliates of NFLI. Trudeau also acknowledges and confirms that the length of the Non-Competition Period is reasonable and necessary to protect NFLI and the Affiliates of NFLI against injurious effects from any violation of any provision of Article 4.

      5.03 Trudeau acknowledges that remedies at law of NFLI and any Affiliate of NFLI for breach of any of Trudeau's obligations under Article 4 would be inadequate, that damages would be difficult or impossible to ascertain, and agrees that temporary and permanent injunctive relief may be granted in accordance with equity in any such proceeding which may be brought to enforce any provision of such Sections without the necessity of proof of actual damage. Provided, also, Trudeau acknowledges that (a) NFLI and any Affiliate of NFLI have reserved and are to have the right to prove any damages which NFLI and any Affiliate of NFLI are able to prove resulting from any breach of any of Trudeau's obligations under Article 4, and (b) the value of any consideration which Trudeau is to receive under this Agreement is not to be considered as equivalent to, or as evidence of, the amount or extent of any such damages.

  6.  Termination.
      -----------

      6.01 NFLI may terminate this Agreement upon the occurrence of any of the following events:

            (a) Trudeau materially breaches any obligation of this Agreement, including without limitation, any of the provisions of Article 4. Provided, that, if NFLI determines in its reasonable discretion that such material breach is curable, NFLI may not terminate this Agreement unless Trudeau fails to cure the breach within 30 days of notice by NFLI; or

            (b) Trudeau dies, or becomes incapacitated, which shall mean that Trudeau is unable to perform his duties effectively for a period of 90 or more days; or

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            (c)  Trudeau has been convicted of, or pleads guilty or nolo
                                                                    ----
      contendre to, a felony crime; or
      ---------

            (d) Trudeau engages in fraudulent misconduct with respect to NFLI or engages in theft of assets of NFLI; or

            (e) Trudeau develops a substance abuse problem which impairs his ability to perform adequately on behalf of NFLI.

  If any of these events occur, NFLI may, on notice to Trudeau, terminate this Agreement and may pursue any other rights or remedies available to it under applicable law or in equity. Provided, that, if NFLI determines that either of the events specified in Section 6.01(d) or 6.01(e) has occurred, NFLI will include in the notice to Trudeau: (1) the basis for its determination; (2) the date, time and place for review of this determination at a meeting of the Board of Directors of NFLI, which meeting shall be held no earlier than 10 days after the notice; and (3) the right of Trudeau and/or his counsel or other representatives to submit a written response and/or make a presentation at the meeting of the Board of Directors of NFLI. Under those circumstances, the Agreement will be deemed terminated only after this notice has been provided to Trudeau and only if the Board of Directors of NFLI, in its reasonable discretion, after consideration of Trudeau's response and/or presentation, confirms the earlier determination of NFLI. If the Agreement is terminated, Trudeau may seek to prove damages for the Royalty he would have received if the Agreement had not been terminated by NFLI.

      6.02 If any person who is currently a distributor of NFLI at the commencement of the Term enters into a written agreement with NFLI during the Term for the purpose of limiting that person's network marketing services exclusively to NFLI and not on behalf of any Competing Business and NFLI agrees to pay a royalty in excess of the Royalty paid to Trudeau as provided in Section 3.01, then Trudeau may terminate this Agreement unless NFLI agrees to increase the Royalty paid to Trudeau to the same level as that promised to be paid by NFLI to the other person. It is understood that this provision is not applicable to payments or arrangements made by NFLI with any distributor in the ordinary course of NFLI's network marketing system, which system and commission, bonus and compensation arrangements may be changed from time to time by NFLI at NFLI's discretion.

  7.  General
      -------

      7.01 It is acknowledged that Trudeau is not an employee, director or officer of NFLI and Trudeau shall not be involved in any way in the management of NFLI.

      7.02 Trudeau will have the right to have independent certified public accountants reasonably acceptable to NFLI audit the sales records of NFLI. All audits will be undertaken upon at least 15 days notice to NFLI and with as little disruption to NFLI's staff as reasonably practicable. All audits will be in confidence and the auditors selected by Trudeau will disclose to

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Trudeau only the information necessary to verify the Royalty due to Trudeau hereunder.

      7.03 This Agreement sets forth the entire agreement and understanding of the parties concerning the subject matter of this Agreement and supersedes all prior agreements, arrangements and understandings concerning such subject matter. no representation, promise, inducement or statement of intention has been made by or on behalf of any party hereto, or any related party, that is not set forth in this Agreement or the documents referred to herein. This Agreement may be amended, superseded or cancelled, or any of the terms or provisions hereof may be waived or a departure from the terms or provisions hereof may be consented to, only by a written instrument specifically stating that it amends, supersedes or cancels this Agreement, or waives or consents to a departure from the terms or provisions hereof, executed by Trudeau and an authorized officer of Trudeau, or, in the case of a waiver or consent, by the party or an authorized officer of the party to be bound thereby.

      7.04 The terms and provisions of this Agreement shall inure to the benefit of NFLI, the Affiliates of NFLI and their respective successors and assigns. Trudeau may not assign this Agreement or any portion thereof without the prior written consent of NFLI, which may be withheld by NFLI in its discretion. Provided, however, that K.T. Corp. may assign or sell any of its rights to receive bonuses or other compensation from NFLI related to its distributorship.

      7.05 The failure of NFLI, or any Affiliate of NFLI at any time or from time to time to require performance of any of Trudeau's obligations under this Agreement shall in no manner affect Acquisition's or any Affiliate of NFLI right to enforce any provision of this Agreement at a subsequent time, and the waiver of any right arising out of any breach shall not be construed as a waiver of any right arising out of any subsequent breach.

      7.06 This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois.

      7.07 Any notice required or permitted to be given under this Agreement will be given in writing to the other party at the address set forth below their respective signatures to this Agreement. Any such notice will be deemed given on the earlier of the date when it is actually received, or five days after mailing to the address of the receiving party or any new address that such party has provided.

      7.08 The Article headings contained in this Agreement are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement.

      7.09 This Agreement shall be subject to the approval of the Board of Directors of NFLI notwithstanding the execution thereof by an officer of NFLI and shall not become effective or binding upon NFLI unless and until such approval is obtained. Trudeau shall keep the existence of this Agreement and its terms confidential until he receives the consent of NFLI by notice.

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

  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                        __________________________________________________
                        Kevin Trudeau, individually and on behalf of K.T. Corp.
                        Address:  2000 Lincoln Park West #1010
                                  Chicago, IL  60614

WITNESSES:

_____________________

_____________________



                        NUTRITION FOR LIFE INTERNATIONAL, INC.


                        By: ______________________________________________
                            Address:  9101 Jameel Street
                                      Houston, Texas  77040

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

                                   EXHIBIT A
                                TO THE AGREEMENT
                               BETWEEN AND AMONG
                            KT CORP., KEVIN TRUDEAU
                                      AND
                     NUTRITION FOR LIFE INTERNATIONAL, INC.


  Unless otherwise requested by NFLI, Kevin Trudeau, individually, during each year of the Term, at his own expense and without any compensation in addition to that provided in the Agreement, shall, at a minimum, do the following:

  1. Produce six tapes for use by NFLI in NFLI's Master Developer Series, or any same or similar program instituted by NFLI; and

  2.  Conduct six training seminars; and

  3.  Attend and speak at the Annual Convention of NFLI; and

  4. Conduct six hotel open opportunity meetings, or same or similar programs conducted by or for the benefit of NFLI; and

  5. Consult with any corporate executive of NFLI or Affiliate of NFLI or the Board of Directors of NFLI on six separate occasions, each for a period of approximately two days; and

  6.  Sponsor personally at least five new executive distributors.

  The timing of these services will generally be at the discretion of Trudeau, unless specific request is made by the President of NFLI, or by the Board of Directors of NFLI, upon reasonable notice to Trudeau.

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